Exhibit 10.2

FIRST AMENDMENT TO AMENDED
AND RESTATED LOAN AGREEMENT

          FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (as the same may be amended or otherwise modified from time to time, the “Amendment”), dated as of the 9th day of  August, 2005, between BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, a national banking association organized and existing under the laws of the United States of America, having an office at 1185 Avenue of the Americas, New York, New York 10036, in its capacity as agent and as a lender (“Lender”), and CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership, having an office at 475 Fifth Avenue, New York, New York 10017 (“Borrower”).

W I T N E S S E T H:

          WHEREAS, pursuant to that certain Amended and Restated Loan Agreement dated as of October 12, 2000 between Lender and Borrower (as the same may be amended or otherwise modified from time to time, the “Loan Agreement”), Lender made a loan to Borrower whose current outstanding principal balance (after giving effect to a Three Million and 00/100 ($3,000,000.00) Dollar advance made on the date hereof, is Six Million One Hundred Four Thousand and Two Hundred Eighty-Nine and 23/100 ($6,104,289.23) Dollars (the “Loan”); and

          WHEREAS, Lender and Borrower desire to modify and amend the terms and provisions of the Loan Agreement as hereinafter provided.

          NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lender and Borrower hereby agree as follows:

          1.     Definitions.  All capitalized terms used herein without definition and which are defined in the Loan Agreement are used herein with the meanings assigned to such terms in the Loan Agreement.

          2.      Amendments to Loan Agreement.  The Loan Agreement is hereby modified as follows:

                   a.      All references in the Loan Agreement to “Fleet National Bank” are hereby amended to be references to “Bank of America, N.A.”

                   b.      SECTION 1.01 of the Loan Agreement is hereby modified to delete the reference to a principal sum of “TWENTY-FIVE MILLION AND NO/1OOTHS DOLLARS ($25,000,000)” and, to substitute in lieu thereof, a reference to a principal sum of “SIX MILLION ONE HUNDRED FOUR THOUSAND AND TWO HUNDRED EIGHTY-NINE AND 23/100THS DOLLARS ($6,104,289.23).”

                   c.      The following language is added to the end of SECTION 6.02 of the Loan Agreement:

No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry any margin stock, or to extend credit to others for the purpose thereof, or to repay or refund indebtedness previously incurred for such purpose, or (ii) for any purpose which would violate or be inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U and X thereof.

                   d.      SECTION 6.03 of the Loan Agreement is hereby amended and restated in its entirety as follows:

         6.03  Maturity.  Subject to the limitations, terms and conditions contained in the Loan Documents, the outstanding principal balance of the Loan, together with all accrued and unpaid interest owing hereunder or under the Note, shall be due and payable on August 15, 2007 (“Maturity Date”).

                   e.      SECTION 6.07(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

         Commencing on September 1, 2005 and on the first day of each month thereafter, Borrower will pay $12,208.59 on account of the outstanding principal amount of the Loan, and the entire outstanding principal amount shall be due and payable on the Maturity Date.  Any monthly or other principal payments may not be reborrowed.

                   f.      SECTION 6.10(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

         (b)    Agent, on behalf of Lenders, agrees to release its liens and security interests from one or more of the Projects if (i) no Default shall exist and no event or circumstance shall have occurred or arisen (or would occur or arise as a result of such release) which would constitute a Default but for any unsatisfied requirement for the giving of notice or passage of time or both; (ii) Borrower pays to Agent, for the ratable benefit of Lenders, the greater of (x) 100% of the Loan allocation for the Project to be released (as provided for in SECTION 6.10(c)) or (y) 100% of the gross sales price or the principal amount of any refinancing for such Project less only customary and reasonable costs directly related to such sale or refinancing (not to exceed 6% of such gross sales price or principal amount), but in no event shall such required release price exceed the then outstanding obligations of Borrower to Lender; and (iii) without limiting the foregoing, the remaining Projects will, immediately after giving effect to the proposed release and any repayment of the Loan as a result thereof, in the reasonable calculation of Agent, satisfy the Loan to Value Ratio and Debt Service Coverage Ratio covenants contained in SECTION 6.18.  With respect to Additional Properties which are subjected to the lien of a Mortgage, Agent, without receipt of any release price, will release an Additional Property upon any bona-fide sale or refinancing thereof or upon any transfer thereof to an Affiliate Property Owner.

                   g.     The phrase “Borrower shall submit to each Lender the following information” as set forth in Section 6.14 of the Loan Agreement is hereby amended to be “Borrower shall submit to Agent the following information.”

                   h.     The following language is added to the end of SECTION 6.14(b) of the Loan Agreement:

         Together with such quarterly statements, Borrower shall furnish to Agent supporting documentation showing that the withdrawals, if any, made by Borrower from the Cash Account for the fiscal quarter of Borrower that had just ended were for the purposes set forth in SECTION 6.22 of the Loan Agreement.

                   i.      The amount “$1,000,000” as set forth in SECTION 6.18(a)(B) of the Loan Agreement is hereby amended to be “$500,000.”

                   j.      The following is added as SECTION 6.22 of the Loan:

                   6.22  Security.

         (a)     On August 9, 2005, Lender is advancing an additional $3,000,000 to Borrower so that the outstanding principal balance of the Loan is $6,104,289.23.  Such $3,000,000 shall be held in a separate account at the New York Branch of Agent (the “Cash Account”).  Notwithstanding anything in the Loan Documents to the contrary, $1,000,000 of such $3,000,000 may be used by Borrower only for paying for tenant improvements, leasing commissions and capital improvements incurred by Borrower in connection with the Projects.  The balance of such advance may be used by Borrower for any lawful purpose (including, without limitation, payment of closing costs in connection with the closing under that certain First Amendment to Amended and Restated Loan Agreement dated August 9, 2005 by and between Lender and Borrower), subject to Section 6.02.  In no event shall such monies be used to make distributions to Borrower’s partners.

         (b)    As collateral security for the Obligations (as such term is defined in the Mortgages), Borrower hereby grants to Agent, for the ratable benefit of Lenders, a security interest in and lien upon the deposit account described on Schedule 1 to that certain Control Account Agreement dated August 9, 2005 by and among Lender (as Agent), Borrower and Lender (as Cash Account holder).

                    k.      With respect to the definition of “Debt Service Coverage Ratio” in SECTION 8.01 of the Loan Agreement (i) such definition is hereby modified to delete the references to “300” and “8.5%” and to substitute, in lieu thereof, references to “360” and “8%,” respectively.  In addition, when calculating the Debt Service Coverage Ratio, projected expenses shall include management fees equal to the greater of actual management fees and four (4%) percent of collections.

                    l.     Agent’s address as set forth on the signature page of the Loan Agreement is hereby amended and restated in its entirety as follows:

Bank of America, N.A.
1185 Avenue of the Americas
New York, New York 10036
Attention: Gregory W. Egli, Senior Vice President
Telecopier: (212) 819-6098

                    m.      EXHIBIT C (which is referred to in SECTION 6.10(c) of the Loan Agreement), is hereby amended to provide for new Loan allocations for the Projects.  Such revised Loan allocations are as follows:

                    REVISED LOAN ALLOCATIONS FOR PROJECTS

(i)	Alamo Towers in San Antonio, Texas -- $6,104,289.23.

(ii)	2.06 acre site in the Los Angeles Corporate Center, located in Monterey Park, California -- $3,525,000.

(iii)	6.1 acre site at 7301 Northwest Highway, Oklahoma City, Oklahoma -- $2,550,000.

          3.       Facility Fee.  Concurrently herewith Borrower is paying Lender a non-refundable fee of $45,000.00.

          4.       Outstanding Loans.  Borrower represents and warrants to Lender that there are no offsets, defenses or counterclaims to its obligations under the Loan Documents and to the extent that any such offsets, defenses or counterclaims exist without its knowledge, the same are hereby waived to the fullest extent permitted by law.  Except as modified by this Amendment and by amendments to the other Loan Documents being executed and delivered concurrently herewith, the terms and provisions of the Loan Documents are hereby ratified and confirmed in all respects and continue in full force and effect.

          5.      Modifications.  No provision of this Amendment may be waived, amended or supplemented except by a written instrument executed by Borrower and Lender.

          6.       Successors and Assigns. This Amendment, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

          7.      Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          8.       Captions. Captions used in this Amendment are for convenience of reference only and shall not be deemed a part of this Amendment nor used in the construction of its meaning.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Borrower and Lender have duly executed this Amendment, as of the date and year first above

CORPORATE REALTY INCOME FUND I, L.P.

By:	/s/ ROBERT F. GOSSETT, JR.

Robert F. Gossett, Jr.,
General Partner

By:	1345 REALTY CORPORATION,
General Partner

By:	/s/ ROBERT F. GOSSETT, JR.

Robert F. Gossett, Jr.,
President

BANK OF AMERICA, N.A., as Agent and as Lender

By:	/s/ GREGORY W. EGLI

Gregory W. Egli,
Senior Vice President